UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Amendment 1
Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☒  Preliminary Information Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐  Definitive Information Statement

American Resources Corporation
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule, or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
AMERICAN RESOURCES CORPORATION

November 8, 2018

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of American Resources Corporation, a Florida corporation (the “Company” or “ARC”), as of the close of business on the record date, October 31, 2018.  The purpose of the Information Statement is to notify our shareholders that on November 8, 2018, the Company received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the shareholders holding a majority of the common shares voting rights of the Company, Mark C. Jensen, Thomas M. Sauve, and Kirk P. Taylor, the holder of a combined 21,081,200 votes of our common stock representing 62.43% of the voting rights of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions and approved the following:

1.
To amend the Articles of Incorporation to reduce the number of “blank check” preferred stock to Thirty Million (30,000,000) shares.
2.
To amend the Articles of Incorporation to eliminate the Twenty Million (20,000,000) authorized “Series B Preferred Stock” and designate as “blank check” preferred stock. This was done as because the company closed its Series B Preferred stock capital raise.
3.
To amend the Articles of Incorporation to designate Twenty Million (20,000,000) shares of “blank check” preferred stock as a newly-created “Series C Preferred Stock”. This was done to plan for a potential private placement of restricted securities, although no commitments have been made.
4.
To amend the Articles of Incorporation to revise the designations of the existing Five Million (5,000,000) shares of “Series A Preferred Stock”. The amendment of the Series A Preferred Stock was done as part of the consideration for the Series A Preferred Stock holders converting ninety percent of their holdings into Class A Common stock.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective ten calendar days after this Information Statement is first mailed to our shareholders. A copy of the proposed Amendment to the Articles of Incorporation is attached as an exhibit to the Information Statement.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS
DESCRIBED HEREIN, WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the voting rights of the common outstanding shares of all voting stock of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through its ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

This Information Statement is being e-mailed on or about November 8, 2018 to shareholders of record on October 31, 2018.

Sincerely,

/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

American Resources Corporation
c/o Law Office of Clifford J. Hunt, P.A.
8200 Seminole Boulevard
Seminole, Florida 33772

_____________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED
IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of American Resources Corporation, a Florida corporation (the “Company” or “ARC”), as of the close of business on the record date November 8, 2018.

Action by Written Consent

The purpose of the Information Statement is to notify our shareholders that on November 8, 2018, the Company received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the shareholders holding a majority of the common shares voting rights of the Company, Mark C. Jensen, Thomas M. Sauve, and Kirk P. Taylor, the holder of a combined 21,081,200 votes of our common stock representing 62.43% of the voting rights of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions approved the following:

1.
To amend the Articles of Incorporation to reduce the number of “blank check” preferred stock to Thirty Million (30,000,000) shares
2.
To amend the Articles of Incorporation to eliminate the Twenty Million (20,000,000) authorized “Series B Preferred Stock” and designate as “blank check” preferred stock. This was done as because the company closed its Series B Preferred stock capital raise.
3.
To amend the Articles of Incorporation to designate Twenty Million (20,000,000) shares of “blank check” preferred stock as a newly-created “Series C Preferred Stock”. This was done to plan for a potential private placement of restricted securities, although no commitments have been made.
4.
To amend the Articles of Incorporation to revise the designations of the existing Five Million (5,000,000) shares of “Series A Preferred Stock”. The amendment of the Series A Preferred Stock was done as part of the consideration for the Series A Preferred Stock holders converting ninety percent of their holdings into Class A Common stock.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective ten calendar days after this Information Statement is first mailed to our shareholders. A copy of the proposed Amendment to the Articles of Incorporation is attached as an exhibit to the Information Statement.

Stockholders Entitled to Receive Notice of Action by Written Consent

Because shareholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through its ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board of Directors has fixed the close of business on October 31, 2018 as the record date for determining the shareholders entitled to notice of the above noted actions. This Information Statement is being e-mailed on or about November 8, 2018 to shareholders of record on October 31, 2018.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Because shareholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of Series A preferred stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders.

In addition, the Florida Business Corporation Act provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no other classes of voting stock outstanding other than the Class A common stock is entitled one vote for each share and the Series A preferred stock is entitled 33(1/3) votes for each share. There are currently 17,709,969 shares of Class A common stock outstanding and 481,780 shares of Series A preferred stock outstanding.   In accordance with our bylaws, our Board of Directors has fixed the close of business on November 8, 2018 as the record date for determining the shareholders entitled to vote or give written consent.

On November 8, 2018, the Company received a written consent in lieu of a meeting of shareholders (the “Written Consent”) from the shareholders Mark C. Jensen, Thomas M. Sauve, and Kirk P. Taylor, the holders of a combined 21,081,200 votes of our common stock representing 62.43% of the voting rights of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions approved the following:

1.
To amend the Articles of Incorporation to reduce the number of “blank check” preferred stock to Thirty Million (30,000,000) shares
2.
To amend the Articles of Incorporation to eliminate the Twenty Million (20,000,000) authorized “Series B Preferred Stock” and designate as “blank check” preferred stock. This was done as because the company closed its Series B Preferred stock capital raise.
3.
To amend the Articles of Incorporation to designate Twenty Million (20,000,000) shares of “blank check” preferred stock as a newly-created “Series C Preferred Stock”. This was done to plan for a potential private placement of restricted securities, although no commitments have been made.
4.
To amend the Articles of Incorporation to revise the designations of the existing Five Million (5,000,000) shares of “Series A Preferred Stock”. The amendment of the Series A Preferred Stock was done as part of the consideration for the Series A Preferred Stock holders converting ninety percent of their holdings into Class A Common stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov

Exhibit No.	Description of Exhibit
(10.1)	Consent to Action by Shareholders	Filed herewith
(10.2)	Amendment to Articles of Incorporation	Filed herewith

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE PLAN, PLEASE CONTACT:

American Resources Corporation
c/o Law Office of Clifford J. Hunt, P.A.
8200 Seminole Boulevard
Seminole, Florida 33772

Sincerely,

December ___, 2018	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

5